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                                                                   Exhibit 10.76

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of August 12, 2003 (the "Agreement"), among Select Medical Corporation, a Delaware corporation (the "Company"), Select Medical Escrow, Inc. ("Select Medical Escrow"), U.S. Bank Trust National Association, as escrow agent (in such capacity, the "Escrow Agent") and U.S. Bank Trust National Association, as Trustee (in such capacity, the "Trustee") under the Indenture (the "Indenture"), dated as of August 12, 2003, between Select Medical Escrow and the Trustee.

                  This Agreement is being entered into in connection with the Purchase Agreement, dated July 29, 2003 (the "Purchase Agreement") among the Company and J.P. Morgan Securities Inc. ("JP Morgan"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc. and Jefferies & Company, Inc. (collectively, the "Initial Purchasers"), and the Indenture. Capitalized terms used but not defined herein have the respective meanings specified in the Indenture.

                  Pursuant to the Purchase Agreement, Select Medical Escrow is selling $175,000,000 aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2013 (the "Securities"). Concurrently with the closing of such sale, Select Medical Escrow will deposit with the Escrow Agent, as hereinafter provided, the net proceeds thereof, together with other funds (in both cases, in the form of cash and/or Permitted Investments (as defined below)) in an amount sufficient to pay when due the Special Redemption Price (as defined below), assuming redemption of the Securities occurs on December 11, 2003. Such funds will be used (i) to fund, in part, the acquisition (the "Kessler Acquisition") of Kessler Rehabilitation Corporation, a Delaware corporation ("Kessler"), pursuant to the Stock Purchase Agreement, dated as of June 30, 2003 (the "Stock Purchase Agreement") by and among the Company, Kessler and the Henry
H. Kessler Foundation, a New Jersey non-profit organization, or (ii) to fund the Special Redemption Price.

                  In connection with the consummation of the Kessler Acquisition, (i) the Company will assume all of Select Medical Escrow's obligations under the Securities, the Indenture, this Agreement and the Purchase Agreement pursuant to the assumption documentation referred to in clauses (i) and (ii) of Section 2(a) (the "Assumption"), (ii) Select Medical Escrow will merge with and into the Company (the "Select Medical Escrow Merger") and in connection therewith Select Medical Escrow will be released from any further liability with respect thereto by operation of law.

                  If the conditions to the closing of the Kessler Acquisition have been satisfied or waived and the consummation of the Kessler Acquisition and the Assumption are proposed to occur on or prior to November 27, 2003 (the "Deadline Date"), Select

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Medical Escrow will so notify the Escrow Agent in writing and all Escrowed
Property (as defined below) will be released to Select Medical Escrow and/or the Company immediately prior to such closing as set forth herein. If, for any reason, (a) the Kessler Acquisition and the Assumption are not consummated on or prior to the Deadline Date or (b) the Stock Purchase Agreement is terminated on or prior to the Deadline Date, Select Medical Escrow will so notify the Escrow Agent in writing and the Escrow Agent will transfer to the Paying Agent an amount of Escrowed Property sufficient to pay the Special Redemption Price for the Special Redemption pursuant to paragraph 5(c) of the Securities and Section 1001(c) of the Indenture (the "Special Redemption"), and any excess Escrowed Property will be released to Select Medical Escrow.

                  Accordingly, the Company, Select Medical Escrow and the Escrow Agent agree as follows:

                  1.       Delivery and Acceptance of Escrowed Property.

                  (a) (i) Concurrently with the execution and delivery hereof, the Escrow Agent shall establish a trust account in the name of "Escrow Account by Select Medical Escrow, Inc. to U.S. Bank Trust National Association, as Trustee" Account No. 743324001 Select Medical Corp. (the "Escrow Account") and Select Medical Escrow shall deposit the Initial Deposit with the Escrow Agent to be deposited into the Escrow Account by the Escrow Agent. The Escrow Account shall be maintained by the Escrow Agent as a Securities Account. The Escrow Agent, the Trustee, the Company and Select Medical Escrow shall execute and deliver, on the date hereof, a Securities Account Control Agreement in the form attached hereto as Exhibit D (the "Securities Account Control Agreement") which, when so executed and delivered, shall be deemed to have been made a part of this Agreement. Until the release of all Escrowed Property pursuant to this
Section 1 or Section 2, all funds, including, without limitation, the Initial Deposit and any other cash and/or Permitted Investments accepted by the Escrow Agent pursuant to this Agreement, shall be held by the Escrow Agent for the exclusive benefit of the Trustee, any predecessor Trustee under the Indenture and holders of the Securities, as secured parties hereunder (collectively, the "Beneficiaries") and shall be treated as Financial Assets. All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. Without limiting the foregoing, and notwithstanding anything herein to the contrary, if at any time the Escrow Agent shall receive an "entitlement order" (as such term is defined in Section 8-102(a)(8) of the UCC) issued by the Trustee and relating to the Escrow Account, the Escrow Agent shall comply with such entitlement order without further consent of the Company, Select Medical Escrow or any other person and will accept "entitlement orders" from no other party.

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                  "Book-Entry Securities" means securities maintained in the form of entries (including, without limitation, the Security Entitlements in such securities) in the commercial book-entry system of the Federal Reserve Bank of New York.

                  "Cash Equivalents" has the meaning given to such term in the Indenture.

                  "Entitlement Holder" means an "entitlement holder" as defined
(i) in Section 8-102(a)(7) of the UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. Section 357.2.

                  "Fed Member Securities Account" means, in respect of any person, an account in the name of such person in the commercial book-entry system of the Federal Reserve Bank of New York.

                  "Federal Book-Entry Regulations" means (i) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through Section 357.41 and Section 357.41 through
Section 357.44, including related defined terms in 31 Section 357.27; and (ii) to the extent substantially identical to the Federal Book-Entry Regulations referred to in clause (i) above, the federal regulations governing other Book-Entry Securities.

                  "Financial Asset" has the meaning set forth in Section 8-102(a) of the UCC.

                  "Initial Deposit" means an amount of cash and/or Permitted Investments in an amount sufficient to pay, on the date of such Initial Deposit, the Special Redemption Price, assuming that December 11, 2003 is the Special Redemption Date, pursuant to Section 2(b) hereof (the "Required Amount"), but solely to the extent that the Securities become subject to Special Redemption pursuant to the terms of the Indenture or the Securities.

                  "Notice of Sole Control" shall have the meaning ascribed thereto in the Securities Account Control Agreement.

                  "Permitted Investments" means Cash Equivalents; provided that no such investment shall mature later than November 27, 2003 and for all periods following November 27, 2003, no such investment shall mature later than December 11, 2003. For all purposes hereunder, money market deposits will be deemed to mature upon 24 hours notice.

                  "Secured Obligations" shall mean all obligations for the payment of principal, premium, interest, liquidated damages, charges, fees, fees and expenses of

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counsel, indemnities, damages, claims and other liabilities payable under the
Securities or the Indenture in respect of the Securities, in each case whether
(i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company, Select Medical Escrow or any other person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "Securities Account" shall have the meaning set forth in UCC
Section 8-501(a).

                  "Security Entitlements" shall have the meaning set forth in UCC Section 8-102(a).

                  "Securities Intermediary" has the meaning specified (i) in
Section 8-102(a) of the UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. Section 357.2.

                  "Special Redemption Date" means the earlier of (a) December 11, 2003, if the Kessler Acquisition and the Assumption have not occurred on or prior to the Deadline Date, or (b) the twelfth Business Day following the termination of the Stock Purchase Agreement on or prior to the Deadline Date.

                  "Special Redemption Price" means 101% of the principal amount of the Securities plus accrued and unpaid interest up to and including the Special Redemption Date.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York.

                  (i) In satisfaction of its obligation to deposit the Initial Deposit, Select Medical Escrow may deposit with the Escrow Agent cash in an amount sufficient to purchase, by the second Business Day following the date hereof, Permitted Investments to be deposited in the Escrow Account by such second Business Day in an amount (together with any other amounts in the Escrow Account) at least equal to the Required Amount on the Special Redemption Date (assuming that December 11, 2003 is the Special Redemption Date). In such event, Select Medical Escrow shall, concurrently with such cash deposit, deliver (A) a written confirmation or sales order for delivery to the Escrow Account of such Permitted Investments and (B) irrevocable instructions

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directing the Escrow Agent to release to the seller of such Permitted
Investments the purchase price thereof against delivery of such Permitted Investments. The Escrow Agent agrees to invest any portion of the Escrowed Property that is comprised of cash in Permitted Investments as directed in writing by Select Medical Escrow until the Escrow Agent is required to release such cash against delivery of such Permitted Investments. If any Escrowed Property consisting of Permitted Investments for any reason ceases to meet the requirements set forth in the definition of "Permitted Investments," the Escrow Agent will dispose of such Escrowed Property as directed in writing by Select Medical Escrow and invest the proceeds thereof in Permitted Investments as directed in writing by Select Medical Escrow. Any such Escrowed Property shall continue to be deemed a "Permitted Investment" hereunder so long as such Escrowed Property is reinvested in Permitted Investments promptly upon discovery of the failure of such Escrowed Property to meet the requirements set forth in the definition of "Permitted Investments."

                  (b) If the Securities become subject to Special Redemption, Select Medical Escrow shall provide at least 10 Business Days written notice thereof (a "Redemption Notice") to the Escrow Agent, together with an officer's certificate certified as to its mathematical accuracy by the Chief Accounting Officer of the Company setting forth (i) a calculation of the amount of cash that will be available to the Escrow Agent, based on the Escrowed Property then held with the Escrow Agent, without any reinvestment thereof or sale prior to maturity, on the third Business Day prior to the date fixed for such Special Redemption and (ii) a calculation of the Special Redemption Price payable on the date fixed for such Special Redemption. Notwithstanding the foregoing, the Escrow Agent and the Trustee shall not notify the holders of the Securities of a Special Redemption unless Select Medical Escrow confirms with the Escrow Agent and the Trustee in writing that the Special Redemption shall occur at least 8 Business Days prior to a Special Redemption. If such certificate reveals that the amount of cash so available, together with the market value of any Permitted Investments in the Escrowed Property that will not mature on or prior to the third Business Day prior to the date fixed for such Special Redemption, will be insufficient to pay the Special Redemption Price, then Select Medical Escrow shall within one Business Day after receipt by the Escrow Agent of such notice, deposit with the Escrow Agent an amount of cash that equals the amount of such deficiency. In connection with any Redemption Notice received from Select Medical Escrow relating to a date fixed for Special Redemption that is prior to December 11, 2003, the Escrow Agent is hereby authorized to promptly liquidate in any manner it deems reasonable any Permitted Investments that will not mature on or prior to the third Business Day prior to the date fixed for Special Redemption; provided that the Escrow Agent shall reinvest any portion of the proceeds so realized by the Escrow Agent in Permitted Investments that shall mature on or prior to the date fixed for Special Redemption as may be directed by Select Medical Escrow in writing pursuant to Section 1(d). To the extent that the proceeds realized by the Escrow Agent from liquidating such Permitted Investments are less than the market value thereof calculated by Select Medical Escrow as evidenced in the certificate described above, the Escrow Agent shall so notify

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Select Medical Escrow, and Select Medical Escrow shall promptly but in any event within one Business Day after receiving such notice, deposit cash in an amount that equals the amount of such deficiency.

                  (c) Select Medical Escrow shall deliver to the Escrow Agent, in conjunction with the Initial Deposit and as a condition to any investment of cash in Permitted Investments (other than during the two Business Day period following the date hereof) a written statement setting forth a calculation showing that the amount of cash that would be available to the Escrow Agent would at least be equal to the Required Amount on the Special Redemption Date (assuming that December 11, 2003 is the Special Redemption
Date). Select Medical Escrow shall deliver with each deposit with the Escrow Agent under Section 1(b) a written statement, certified as to its mathematical accuracy by the Chief Accounting Officer of the Company, setting forth a calculation showing that the amount of cash that would be available to the Escrow Agent, together with the Permitted Investments included in the Escrowed Property, would be at least equal to (i) the Required Amount on the Special Redemption Date (assuming that December 11, 2003 is the Special Redemption
Date), or (ii) if a date shall have been fixed for the Special Redemption at the time such statement is delivered, an amount sufficient to pay the Special Redemption Price on the date fixed for such Special Redemption. If Select Medical Escrow has made a cash deposit with the Escrow Agent pursuant to Section 1(a)(ii), such cash deposit shall be accompanied by an officer's certificate containing a verification by Select Medical Escrow that the cash so deposited is sufficient to provide the Required Amount. The Escrow Agent shall be under no obligation to independently confirm the calculations contained in, or the conclusions reached by, such statements or officer's certificate.

                  (d) The Escrow Agent shall accept the Initial Deposit and any amounts deposited pursuant to Section 1(b) and shall hold such securities, funds and the proceeds thereof in the Escrow Account. The Initial Deposit and any amounts deposited pursuant to Section 1(b) hereof, and the proceeds of any such deposits, together with any other property in the Escrow Account, shall constitute the "Escrowed Property." The Escrow Agent further agrees to invest any portion of the Escrowed Property that is comprised of cash in Permitted Investments as may be directed by Select Medical Escrow in writing from time to time. In selecting any Permitted Investments, Select Medical Escrow shall determine that the market value thereof, together with the market value of the balance of the Escrowed Property, shall be in an amount at least equal to the Required Amount on the assumed Special Redemption Date. Temporarily uninvested funds shall not earn or accrue interest. No investment of funds in the Escrow Account shall be made unless Select Medical Escrow has certified to the Escrow Agent and the Trustee that, upon such investment, the Trustee will have a first priority perfected security interest in the applicable investment. Notwithstanding anything herein to the contrary, the Escrow Agent shall have no duty nor any liability whatsoever with respect to selecting the

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Permitted Investments hereunder but shall simply comply with the written instructions it receives from Select Medical Escrow in accordance with this Agreement.

                  (e) The obligation of the Escrow Agent to make the payments and transfers required by this Escrow Agreement shall be limited to the Escrowed Property and any other moneys on deposit with it pursuant to this Escrow Agreement. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Permitted Investment required by the terms hereof.

                  2. Disbursement of Escrowed Property. (a) If the Escrow Agent receives notice from Select Medical Escrow that the closing of the Kessler Acquisition and the Assumption will occur on or prior to the Deadline Date, the Escrow Agent shall release an amount equal to the net proceeds of the offering of the Securities and all other Escrowed Property then held by it to Select Medical Escrow and/or the Company, as Select Medical Escrow may direct, upon presentation and receipt by the Escrow Agent of (i) a copy of the executed counterparts of a supplemental indenture (the "Supplemental Indenture"), substantially in the form of Exhibit A hereto, pursuant to which the Company assumes Select Medical Escrow's obligations under the Indenture and the Securities and each of the Company's Domestic Subsidiaries (as defined in the Indenture) other than specified Existing Joint Venture Subsidiaries (as defined in the Indenture) and New Joint Venture Subsidiaries (as defined in the Indenture) (including, without limitation, Kessler and Kessler's wholly-owned subsidiaries following consummation of the Kessler Acquisition, it being understood, however, that the Company shall not be required to deliver any signature page of Kessler or any of its subsidiaries to the Supplemental Indenture or any other document until immediately following the Kessler Acquisition) (collectively, the "Subsidiary Guarantors") guarantee the Company's obligations under the Indenture and the Securities (the "Guarantees"), (ii) an executed counterpart of an assumption agreement (the "Assumption Agreement"), substantially in the form of Exhibit B hereto, pursuant to which the Company assumes, and the Subsidiary Guarantors guarantee, the Company's obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and this Agreement, (iii) an Officer's Certificate, substantially in the form of Exhibit C hereto, certifying to the Escrow Agent as to the matters specified therein, and (iv) opinions of counsel as to the due authorization and enforceability of the Assumption Agreement and the Supplemental Indenture (including as to the Guarantees) and opinions as to such other matters as may be required by the Indenture in connection with the execution and delivery of the Supplemental Indenture. The Escrow Agent hereby agrees that upon the Escrow Agent's receipt of executed copies of the Assumption Agreement and the Supplemental Indenture, Select Medical Escrow shall be automatically released from, and the Company shall assume from Select Medical Escrow, any further liability under this Agreement. The Company and Select Medical Escrow hereby agree, for the benefit of the Trustee and the holders of the Securities, that, upon consummation of the Kessler Acquisition, the

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Company and Select Medical Escrow shall cause the Assumption and the Select
Medical Escrow Merger to occur and shall cause each of the Subsidiary Guarantors to enter into the Assumption Agreement and the Supplemental Indenture. Notwithstanding the foregoing, (i) Kessler and Kessler's wholly-owned subsidiaries shall execute the Assumption Agreement, provided that such execution of the Assumption Agreement may occur immediately following consummation of the Kessler Acquisition, and (ii) Kessler and Kessler's wholly-owned subsidiaries shall execute either the same Supplemental Indenture as the Company or a separate Supplemental Indenture, substantially in the form of Exhibit A hereto (provided that any reference herein to the Supplemental Indenture shall include any such separate Supplemental Indenture), and such execution of the same or a separate Supplemental Indenture may occur immediately following consummation of the Kessler Acquisition.

                  (a) If the Escrow Agent receives a notice from Select Medical Escrow and/or the Trustee that a Special Redemption is to occur, the Escrow Agent shall on or before the Business Day prior to the date fixed for such Special Redemption release to the Paying Agent an amount of Escrowed Property in cash equal to the Special Redemption Price specified in such notice from Select Medical Escrow or the Trustee. Two Business Days following the Special Redemption Date, the Escrow Agent shall release any excess of Escrowed Property over the Special Redemption Price to Select Medical Escrow.

                  (b) Notwithstanding paragraphs 2(a) and (b) above, if the Escrow Agent receives a notice from the Trustee, Select Medical Escrow or any holder or otherwise becomes aware that a Default has occurred and is continuing, the Escrow Agent shall not release any Escrowed Property to Select Medical Escrow unless and until the Escrow Agent receives a notice from the Trustee that such Default is not continuing.

                  (c) If the Escrow Agent receives a notice from the Trustee that the principal of and accrued interest on the Securities (the "Default Amount") has become immediately due and payable pursuant to Section 602 of the Indenture (an "Acceleration Event,") and either (i) a court of competent jurisdiction determines that the acceleration of the Securities was appropriate as a result of a bona fide Event of Default under the Indenture or (ii) such acceleration is not rescinded on or prior to the Deadline Date (either such event, a "Remedies Trigger Event"), the Escrow Agent shall liquidate all Escrowed Property then held by it within one Business Day after it receives notice of such court determination or on the Business Day after the Deadline Date, as the case may be, and shall release to the Paying Agent for payment to the holders of the Securities an amount of Escrowed Property sufficient to pay the Default Amount. The Escrow Agent shall release all remaining Escrowed Property in excess of such Default Amount to Select Medical Escrow. If the Escrow Agent receives a notice that a Special Redemption is to occur, this
Section 2(d) and Section 2(c) shall be of no further effect and all Escrowed

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Property then held by the Escrow Agent shall be released in accordance with
Section 2(b).

                  (d) The Company hereby agrees, for the benefit of the Trustee and the holders of the Securities, not to take or fail to take, and to cause each of the Subsidiary Guarantors not to take or fail to take, any action if such action or failure to act would constitute or result in, with or without the passage of time, a breach of any of the provisions in Article 4 of the Indenture that would apply to the Company or any Subsidiary Guarantor, as the case may be, following the Assumption.

                  3. Termination. Upon the release of any Escrowed Property pursuant to Section 1 or 2, such Escrowed Property shall be delivered to Select Medical Escrow or the Company, as applicable, free and clear of any and all interests and liens of any Person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Securities. Upon the release of all Escrowed Property in accordance with Section 1 or Section 2 hereof, this Agreement shall terminate; provided, however, that it is expressly agreed that the provisions of Sections 4 and 7 hereof shall survive any such termination.

                  4. Indemnity. The Company and Select Medical Escrow agree, jointly and severally, to indemnify the Escrow Agent, and its officers, directors, employees and agents, for, and to hold it and each of them harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability including but not limited to reasonable attorneys fees; provided, however, that the Company and Select Medical Escrow will not be liable for indemnification or otherwise for any loss, liability or expense to the extent arising out of the gross negligence, willful misconduct or bad faith of the Escrow Agent or any of its officers, directors, employees or agents.

                  5. Modifications, Waivers and Amendments. The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 3), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto, and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto. This Agreement may not be modified, amended or terminated (except as provided in Section 3) without the written consent of the Company, JP Morgan and Merrill Lynch. Notwithstanding anything herein to the contrary, the parties hereto may not amend or modify the provisions in this Agreement and the Assumption Agreement relating to the Select Medical Escrow Merger and Select's assumption of the obligations under the Indenture if such change would adversely affect the rights of any holder of the Securities without the consent of each Holder of outstanding Securities so affected.

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                  6.       Grant of Security Interests; Instructions to Escrow
Agent. As security for the full and timely payment and performance of the Secured Obligations, Select Medical Escrow hereby irrevocably grants a perfected first priority (subject to liens arising by operation of law) security interest in and pledges, assigns and sets over to the Trustee for its benefit and the benefit of the holders of the Securities all of Select Medical Escrow's right, title and interest in, to and under the following whether now or hereafter existing or acquired (collectively, the "Collateral"): (i) the Escrow Account, and all Financial Assets and other property from time to time placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Permitted Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 1; (ii) all Security Entitlements (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which Select Medical Escrow may now have or hereafter acquire against any third party(ies) in respect of any of the Collateral described in this Section 6 (including, without limitation, any claims or rights in respect of any Security Entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation or any other Securities Intermediary);
(iv) all rights which Select Medical Escrow may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing. The Escrow Agent hereby acknowledges the Trustee's security interest as set forth in this Section 6. Select Medical Escrow shall take all actions and shall direct the Trustee in writing to take all actions reasonably necessary on its part to ensure (i) the continuance of a security interest in the Collateral in favor of the Trustee for its benefit and for the benefit of the holders of the Securities in order to secure all the Secured Obligations and (ii) that such security interest is at all times a perfected first priority (subject to liens arising by operation of law) security interest. Select Medical Escrow shall not grant to any other Person or cause any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in Select Medical Escrow's right, title or interest in the Escrow Account or any Collateral.

                  Upon receipt of written instructions from Select Medical Escrow, the Escrow Agent shall execute any instruments or other documents delivered to it that Select Medical Escrow has determined to be reasonably necessary to cause the Trustee to enjoy a continuous perfected first priority (subject to liens arising by operation of law) security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral. Except as otherwise required by law, the Escrow Agent shall (i) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Escrow Agent receives written notice that any person other than the Trustee has a lien, security interest, charge, demand or

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claim of any nature upon any portion of the Collateral; and (iii) in addition to disbursing the Escrowed Property and all other Collateral held in the Escrow Account pursuant to this Agreement, upon receipt of a Notice of Sole Control, the Escrow Agent shall, as promptly as practicable, disburse all Escrowed Property and other Collateral held in the Escrow Account to or as directed by the Trustee and, to the extent permissible by applicable law, transfer title to all treasury securities held by the Escrow Agent hereunder to or as directed by the Trustee. The Trustee covenants and agrees that it shall not deliver a Notice of Sole Control except upon the occurrence and during the continuation of a Remedies Trigger Event.

                  The security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any property constituting Collateral disbursed by the Escrow Agent pursuant to this Agreement.

                  The Escrow Agent shall act solely as the Trustee's agent in connection with its duties under this Section 6, notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Trustee and without any authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for in this Section 6.

                  Select Medical Escrow shall execute and deliver to the Trustee such instruments and documents as are reasonably necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interests in the Collateral. The Trustee shall be entitled but not obligated to take all necessary action to preserve and protect the lien and security interest created hereby upon the Collateral. Select Medical Escrow and the Company, jointly and severally, will pay all reasonable costs and expenses incurred in connection with any of the foregoing.

                  Upon the occurrence of an Event of Default under the Indenture and for so long as such Event of Default continues, Select Medical Escrow hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which Select Medical Escrow is obligated hereunder to do, and the Trustee may, but shall not be required to, exercise such rights as Select Medical Escrow might exercise with respect to the Collateral and take any action in Select Medical Escrow's name to protect the Trustee's security interest and lien granted hereunder. In addition to the rights provided under this Section 6, upon the occurrence of an Event of Default under the Indenture and for so long as such Event of Default continues, the Trustee may, but shall not be required to, exercise in respect of the Collateral in addition to other rights and remedies provided for herein or in the Securities Account Control Agreement or otherwise available to it its right to issue "entitlement orders" (within the meaning of Section 8-102(a)(8) of the UCC) upon the occurrence and during the continuation of a Remedies Trigger Event and

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all other rights and remedies of secured parties under the UCC or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to Select Medical Escrow or the Company except as required by law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Notwithstanding the foregoing, the Trustee covenants and agrees that it shall not issue any entitlement order except upon the occurrence and during the continuation of a Remedies Trigger Event. Select Medical Escrow and the Company agree (to the extent they lawfully can do so) that, to the extent notice of sale shall be required by law, at least ten days' notice to Select Medical Escrow of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice (except as required by law), be made at the time and place to which it was so adjourned.

                  If at any time the Escrow Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Trustee and relating to the Escrow Account, the Escrow Agent shall comply with such entitlement order without further consent by Select Medical Escrow, the Company or any other person.

                  7. Concerning the Escrow Agent. (a) The Escrow Agent shall be paid a fee hereunder as Select Medical Escrow, the Company and the Escrow Agent shall from time to time agree in writing. Select Medical Escrow and the Company also agree, jointly and severally, to pay on demand the reasonable costs and expenses of the Escrow Agent, including the reasonable fees and expenses of one outside counsel selected by the Escrow Agent, other than the costs and expenses reimbursed pursuant to Section 4, incurred in connection with its duties hereunder.

                  (a) The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to Select Medical Escrow, the Company or any other person.

                  (b) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own gross negligence, willful misconduct or bad faith. The duties of the Escrow Agent shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged

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

with any knowledge of, or any duties or responsibilities in connection with, any other document or agreement, including but not limited to the Purchase Agreement, the Stock Purchase Agreement or the Indenture. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in reliance on the advice or opinion of such counsel.

                  (c) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

                  (d) Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

                  (e) The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of, this Agreement, any agreement amendatory or supplemental hereto or of any certificates delivered to it hereunder.

                  (f) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

                  (g) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  (h) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to Select Medical Escrow at the address set forth herein or at such other address as Select Medical Escrow shall provide in writing, at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent. If no successor escrow agent is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

                  (i) If the Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrowed Property, the Escrow Agent shall have the right in its sole discretion to retain in its possession without liability to anyone, all or any of said Escrowed Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such

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

order, decree or judgment having expired. The Escrow Agent shall have the right, but not the duty, to interplead the parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to the Escrowed Property. In the event the Escrow Agent no longer holds any Escrowed Property, it shall be released from any obligation or liability as a consequence of any such claims or demands, except to the extent of its own gross negligence, willful misconduct or bad faith.

                  (j) The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties, or in the exercise of any rights or powers, and shall not be required to take any action which, in the Escrow Agent's judgment, could involve it in expense or liability unless furnished with security and indemnity which the Escrow Agent deems to be satisfactory.

                  (k) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence, willful misconduct or bad faith. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

                  (l) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more if its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

                  8. Notices; Wiring Instructions. (a) All notices required to be given hereunder shall be in writing and shall be deemed sufficiently given when actually received if given by hand delivery, by telex, by telecopier (receipt confirmed) or registered or certified mail, postage prepaid, return receipt requested at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

                  If to the Company or Select Medical Escrow:

                           Select Medical Corporation
                           4718 Old Gettysburg Road
                           P.O. Box 2034
                           Mechanicsburg, Pennsylvania
                           Attn: Michael E. Tarvin, Esq.
                           Telephone: (717) 972-1132
                           Facsimile: (717) 975-9981

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                  With a copy to:

                           Dechert LLP
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, Pennsylvania 19103
                           Attn: Christopher G. Karras, Esq.
                           Telephone: (215) 994-2412
                           Facsimile: (215) 665-2412

                  To the Escrow Agent:

                           U.S. Bank Trust National Association
                           Corporate Trust Services
                           100 Wall Street, 16th Floor
                           New York, NY 10005
                           Attention: Jean Clarke

                  To the Trustee:

                           U.S. Bank Trust National Association
                           100 Wall Street, 16th Floor
                           New York, NY 10005
                           Attention: Jean Clarke

                  (a) Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 8(a) above):

                  To the Company:

                           Select Medical Corporation
                           PNC Bank NA
                           Routing #: 031000053
                           Acct #: 5000749057
                           Attn: Dale Anglemeyer
                           Phone: 717.730.2367

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                  To Select Medical Escrow: pursuant to directions provided in writing by Select Medical Escrow.

                  To the Escrow Agent:

                           Wiring instructions for incoming funds

                           BBK:   US Bank (ABA 091000022)
                           BNF:   U.S. Bank Trust N.A. St. Paul, MN
                           A/C:   173103321092
                           OBI    Corporate Trust
                           Ref#:  743324001 Select Medical Corp.
                           Attn:  Andrew Sinasky

                  9. Miscellaneous. (a) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement. The exchange of copies of this Agreement and of signature pages by facsimile shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to their original signatures for all purposes.

                  (a) This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that such principles are not mandatorily applicable by statute and the application of the laws of an other jurisdiction would be required thereby. Each of the parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of New York and any Federal court located in said State in connection with any actions or proceedings arising out of or relating to this Agreement.

                  (b) This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

                  (c) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, terrorist attacks, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

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

                  (d) The parties hereto agree that, for tax reporting purposes, all interest and other income earned from the investment of the Escrowed Property in any tax year shall be reported as allocated to Select Medical Escrow. Select Medical Escrow agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent upon the execution and delivery of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.

                                  U.S. BANK TRUST NATIONAL
                                  ASSOCIATION, as Escrow Agent

                                  By: /s/ Jean Clarke
                                      _________________________________________
                                      Name: Jean Clarke
                                      Title: Assistant Vice President

                                  U.S. BANK TRUST NATIONAL
                                  ASSOCIATION, as Trustee

                                  By: /s/ Jean Clarke
                                      _________________________________________
                                      Name: Jean Clarke
                                      Title: Assistant Vice President

                                  SELECT MEDICAL CORPORATION

                                  By: /s/ Michael E. Tarvin
                                      _________________________________________
                                      Name: Michael E. Tarvin
                                      Title: Senior Vice President and Secretary

                                  SELECT MEDICAL ESCROW, INC.

                                  By: /s/ Michael E. Tarvin
                                      _________________________________________
                                      Name: Michael E. Tarvin
                                      Title: Vice President

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